UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Cypress Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 11, 2017, Cypress Semiconductor Corporation (the “Company”) issued the following press release, which contains the text of a letter sent to the Company’s stockholders on April 11, 2017.

Cypress Clarifies That Stockholders Do Not Need To Take Immediate Action Regarding T.J. Rodgers’ Proxy Materials

SAN JOSE, Calif. — April 11, 2017 — Cypress Semiconductor Corporation (“Cypress”) (NASDAQ: CY) today sent a letter to its stockholders clarifying that they do not need to take any immediate action in response to proxy materials they may receive from T.J. Rodgers.

The full text of the letter follows:

April 11, 2017

Dear Fellow Stockholder:

In the coming days, you may receive proxy materials related to Cypress’ Annual Meeting of Stockholders, scheduled for June 8, 2017, from an entity calling itself CypressFirst, which was created by T.J. Rodgers, Cypress’ departed CEO, who was forced by the Cypress Board to resign in 2016.  It is important to understand, as Mr. Rodgers’ materials will hopefully make clear, that you do not need to take any immediate action, or return any proxy card right away, in response to those materials.  You have many weeks to make a decision.  Importantly, we, the Cypress Board of Directors, expect to send you proxy materials in the coming weeks, as soon as we complete the regulatory process and are able to do so.  These materials will include our WHITE proxy card.

We encourage you to wait until receiving this information from Cypress before casting your vote, so that you can make a fully informed decision about the future of your Company.

Thank you very much.  If you have any questions, please contact:

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Telephone: (212) 297-0720

Toll-Free: (877) 285-5990

Email: cyinfo@okapipartners.com

Sincerely,

The Board of Directors of Cypress Semiconductor Corporation

About Cypress

Founded in 1982, Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees are participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

On April 5, 2017, the Company filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting.  Prior to the 2017 Annual Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “2017 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://www.cypress.com) or via the Company’s Investor Relations portal (http://investors.cypress.com/contactus.cfm). In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Okapi Partners LLC, at (212) 297-0720 or toll-free at (877) 285-5990.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: the composition of our Board of Directors; our 2017 Annual Meeting; our corporate governance policies and practices; and our plans to file certain materials with the SEC. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:

Sard Verbinnen & Co

Ron Low/John Christiansen

(415) 618-8750

cypress-svc@sardverb.com

For Investors:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Tony Vecchio

(877) 285-5990

info@okapipartners.com